EXHIBIT 5
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                                  May 20, 2002



Criticare  Systems,  Inc.
20925  Crossroads  Circle
Waukesha,  WI  53186

Gentlemen:     Re:     Registration  Statement  on  Form  S-3

     We have acted as counsel for Criticare Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of 100,000 shares (the "Shares") of its $.04 par value common stock at the request of C.C.R.I. Corporation. ("C.C.R.I.").

     In such capacity we have examined, among other documents, the Restated Certificate of Incorporation of the Company, as amended, a certificate of good standing issued by the Secretary of State of the State of Delaware and the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the sale by C.C.R.I. of the Shares. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that the Shares, when issued upon exercise of the warrants as and for the consideration contemplated by the Registration Statement and the warrants, will be validly issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes section 180.0622(2)(b), as interpreted, which provides that shareholders of the Company may be personally liable in an amount equal to the par value of their shares for all debts owing to employees of the Company for services performed for the Company, but not exceeding six months' service in any one case.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-3 and to the use of our name beneath the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                          REINHART BOERNER VAN DEUREN s.c.

                                          BY   /s/  Benjamin  G.  Lombard
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                                                  Benjamin G. Lombard